EXHIBIT 32(B)

Section 1350 Certifications

I, Sanford A. Ibrahim, Chief Executive Officer of Radian Group Inc., and I, C. Robert Quint, Chief Financial Officer of Radian Group Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2007 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Radian Group Inc.

Date: July 15, 2008	/s/ Sanford A. Ibrahim
Sanford A. Ibrahim

/s/ C. Robert Quint
C. Robert Quint